UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2024

First Financial Bankshares, Inc.

(Exact name of registrant as specified in its Charter)

Texas	0-07674	75-0944023
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 19, 2024, the Board of Directors of First Financial Bankshares, Inc. (the “Company”) appointed David Bailey as President of the Company and First Financial Bank, a wholly owned subsidiary of the Company (the “Bank”), a position previously held by F. Scott Dueser, who will continue to serve as Chief Executive Officer and Chairman of the Board of both entities. The changes are effective January 1, 2025.

Mr. Bailey, age 41, has served as Executive Vice President, Chief Banking Officer of the Company since March 2024. Prior to serving in such role, Mr. Bailey served as Executive Vice President, Commercial Banking from October 2021 to February 2024, Senior Lender of Abilene Region from 2020 to 2021, and CEO and President of the Eastland Region of the Bank.

There are no family relationships between Mr. Bailey and any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer of the Company, nor are there any arrangements or understandings between Mr. Bailey and other persons pursuant to which he was appointed as an executive officer of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Bailey or any member of his immediate family, has a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: November 22, 2024	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
Chairman of the Board and Chief Executive Officer